UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 16, 2025
Date of Report (Date of earliest event reported)

Essential Properties Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38530	82-4005693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Carnegie Center Blvd., Suite 520
Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(609) 436-0619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value	EPRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2025, Essential Properties Realty Trust, Inc. (the “Company”) announced the appointment of Robert W. Salisbury, CFA as the Executive Vice President and Chief Financial Officer of the Company, effective as of January 1, 2026.

Mr. Salisbury, 43 years old, joined the Company in 2023 and has been a Senior Vice President within the Company’s finance department, leading the company’s capital markets and investor relations functions.

From 2018 to 2023, Mr. Salisbury was a Senior Vice President and Director of Research at Almanac Realty Investors, the real estate private equity arm of Neuberger Berman, where he was a senior member of the investment team focused on public and private equity and credit investments. From 2014 to 2018, Mr. Salisbury co-managed a real estate securities portfolio at Citadel Investment Group that spanned all property types in US, Europe and Asia. From 2011 to 2014 he also served as an investment analyst at V3 Capital Management and from 2005 to 2011 as an equity research analyst at UBS, Bank of America and Citigroup. Mr. Salisbury graduated from Duke University with a B.A. in Philosophy.

There are no arrangements or understandings between Mr. Salisbury and any other persons regarding his appointment as the Company’s Chief Financial Officer, nor are there any family relationships between Mr. Salisbury and any director or executive officer of the Company. Mr. Salisbury is not party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K. Mr. Salisbury’s compensation as Chief Financial Officer will be determined at a later time.

In connection with Mr. Salisbury’s appointment, Mark E. Patten will resign as the Company’s Chief Financial Officer, effective as of December 31, 2025. Mr. Patten’s departure is not the result of any disagreement with any member of management or the Company’s independent auditors on any matter of accounting principles or practices, financial statement disclosure, or internal controls.

Indemnification Agreement

The Company will also enter into an Indemnification Agreement with Mr. Salisbury that is substantially consistent with the indemnification agreements that it has entered into with certain of its other executive officers. In general, the Indemnification Agreement provides that, subject to certain limitations, if, by reason of Mr. Salisbury’s position with the Company, he is, or is threatened to be, made a party to any proceeding, the Company will indemnify him against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by him or on his behalf in connection with any such proceeding.

The foregoing description of the terms of the Indemnification Agreement is a summary which does not purport to be complete and is subject to and qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is filed herewith as an exhibit to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On December 16, 2025, the Company issued a press release announcing the appointment of Robert W. Salisbury, CFA as the Executive Vice President and Chief Financial Officer of the Company, effective as of January 1, 2026, as described in Item 5.02 of this Current Report. A copy of the press release is furnished herewith as Exhibit 99.1. The information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 7, 2020)
99.1	Press Release dated December 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2025	ESSENTIAL PROPERTIES REALTY TRUST, INC.

	By:	/s/ Peter M. Mavoides
Peter M. Mavoides
Chief Executive Officer